 Exhibit No. 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Foothills Exploration, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the three and nine months ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, as Principal Executive Officer and Principal Financial Officer, hereby certifies pursuant to 18 U.S.C. Sec. 1350 as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that, to the undersigned’s knowledge:

(1) the Report of the Company filed today containing the financial statements fully complies with the requirements of Section 13(a) or (15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2017	/s/ B.P. Allaire
B.P. Allaire
Chief Executive Officer (Principal Executive Officer) and Interim Chief Financial Officer (Principal Financial Officer)